EXHIBIT 99.1

Worthington Reports First Quarter Fiscal 2021 Results

COLUMBUS, Ohio, Sept. 23, 2020 (GLOBE NEWSWIRE) -- Worthington Industries, Inc. (NYSE: WOR) today reported net sales of $702.9 million and net earnings of $616.7 million, or $11.22 per diluted share, for its fiscal 2021 first quarter ended August 31, 2020. In the first quarter of fiscal 2020, the Company reported net sales of $855.9 million and a net loss of $4.8 million, or $(0.09) per diluted share. Results in both the current and prior year quarter were impacted by several unique items, as summarized below, including a net pre-tax gain of $746.6 million, or $10.74 per diluted share, in the current quarter related to the Company’s investment in Nikola Corporation (“Nikola”). See Recent Developments below for further information regarding the Company’s investment in Nikola.

(U.S. dollars in millions, except per share amounts)

	1Q 2021		1Q 2020
	Pre-Tax	EPS	Pre-Tax	EPS
Impairment and restructuring charges	$(11.7)	$(0.16)	$(45.3)	$(0.65)
Incremental expenses related to Nikola gains	(49.5)	(0.72)	-	-
Gains on investment in Nikola	796.1	11.46	-	-
Loss on extinguishment of debt	-	-	(4.0)	(0.06)
Take-or-pay contract cancellation	$-	$-	$12.8	$0.17

In addition, the current and prior year quarters included estimated inventory holding losses in Steel Processing of $6.8 million, or $0.09 per diluted share, and $8.4 million, or $0.11 per diluted share, respectively.

Financial highlights for the current and comparative periods are as follows:

(U.S. dollars in millions, except per share amounts)

	1Q 2021	1Q 2020
Net sales	$702.9	$855.9
Operating loss	(30.1)	(14.6)
Equity income	23.6	24.8
Net earnings (loss)	616.7	(4.8)
Earnings (loss) per diluted share	$11.22	$(0.09)

“We are pleased with our first quarter results and with how our teams have continued to operate safely and effectively despite the challenging environment,” said Andy Rose, President and CEO. “We saw improvement in many of our end markets during the quarter, most notably automotive in Steel Processing, along with consumer products in Pressure Cylinders.”

Consolidated Quarterly Results

Net sales for the first quarter of fiscal 2021 were $702.9 million, down 18% from the comparable quarter in the prior year, when net sales were $855.9 million. The decrease was driven by a combination of lower average selling prices and lower direct volume in Steel Processing, lower overall sales in Pressure Cylinders and the divestiture of the engineered cabs business in the prior year.

Gross margin decreased $3.9 million from the prior year quarter to $113.4 million, as higher gross margin in Steel Processing was more than offset by the $12.8 million benefit recognized in the prior year quarter related to the cancellation of a customer take-or-pay contract in Pressure Cylinders.

Operating loss for the current quarter was $30.1 million, $15.5 million higher than the prior year quarter. In addition to the impact of lower gross margin, the higher operating loss in the current quarter was driven by profit sharing, bonus and other expenses in the aggregate amount of $49.5 million related to the Company’s investment in Nikola, partially offset by lower impairment and restructuring charges and lower SG&A expense.

Interest expense was $7.6 million for the current quarter, compared to $9.5 million in the prior year quarter. The decrease was due primarily to lower average interest rates resulting from the debt refinancing transactions completed at the end of the first quarter of fiscal 2020.

Equity income from unconsolidated joint ventures decreased $1.1 million from the prior year quarter, which included a $4.2 million impairment charge to write-off the Company’s investment in its former steel processing joint venture in China. Excluding the impairment charge, equity income decreased $5.3 million on a lower contribution from WAVE, partially offset by improvements at ClarkDietrich and Serviacero. The Company received cash distributions of $16.9 million from unconsolidated joint ventures during the quarter.

Income tax expense was $163.8 million in the current quarter compared to an income tax benefit of $0.2 million in the prior year quarter. The increase in tax expense was due to higher pre-tax income partially offset by a lower estimated annual effective tax rate driven primarily by the Nikola items mentioned above and described further below under Recent Developments. Tax expense in the current quarter reflects an estimated annual effective rate of 21.6% compared to 25.1% for the prior year quarter.

Balance Sheet

At quarter-end, total debt was $707.5 million, up $7.8 million over May 31, 2020, and the Company had $650.1 million of cash at quarter-end.

Quarterly Segment Results

Steel Processing’s net sales totaled $431.0 million, down 18%, or $92.4 million, from the comparable prior year quarter driven by lower average selling prices and lower direct volume. Operating income of $13.6 million was $7.4 million higher than the prior year quarter as the impact of lower direct volume was more than offset by improved spreads and lower conversion costs. The mix of direct versus toll tons processed was 49% to 51% in the current quarter, compared to 54% to 46% in the prior year quarter. The change in mix was driven primarily by the consolidation of the toll processing joint venture, Worthington Samuel Coil Processing, in the third quarter of fiscal 2020.

Pressure Cylinders’ net sales totaled $270.9 million, down 11%, or $33.5 million, from the comparable prior year quarter. A total of $17.2 million of the decrease was due to the early termination of a customer take-or-pay contract within the industrial products business in the prior year quarter. The remaining decline was due to lower volumes in the oil and gas equipment business combined with an unfavorable shift in product mix in the industrial products business, partially offset by higher volume in the consumer products business. Operating income of $8.6 million was $21.0 million less than the prior year quarter, when the take-or-pay cancellation contributed $12.8 million of gross margin. The remaining decline was due primarily to current quarter impairment and restructuring charges, which totaled $10.2 million.

Recent Developments

  During the first quarter of fiscal 2021, the Company recognized a net pre-tax gain of $746.6 million, or $10.74 per diluted share, related to its investment in Nikola consisting of realized gains of $508.5 million and an unrealized mark-to-market gain of $287.6 million. These gains were partially offset by $49.5 million of expenses within operating income, of which $28.9 million was due to profit sharing and bonus expenses related to the Nikola gains and $20.6 million was due to the contribution of 500,000 shares of Nikola common stock to the Worthington Industries Foundation to establish a charitable endowment. At quarter end, the Company owned 7,048,020 shares of Nikola common stock.
  During the first quarter of fiscal 2021, the Company repurchased a total of 1,460,484 of its common shares for $54.3 million, at an average purchase price of $37.18.

Outlook

“Demand remains solid across many of our markets with the exception of oil & gas and a few industrial markets.  However, the current economy makes it difficult to predict with confidence how the balance of our fiscal year will play out,” Rose said. “We are well capitalized and have significant cash on our balance sheet making us well positioned to take advantage of opportunities as they arise and drive long term value for our shareholders.”

Conference Call

Worthington will review fiscal 2021 first quarter results during its quarterly conference call on September 23, 2020, at 2:00 p.m., Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonIndustries.com.

About Worthington Industries

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company delivering innovative solutions to customers that span many industries including transportation, construction, industrial, agriculture, retail and energy. Worthington is North America’s premier value-added steel processor and producer of laser welded products; and a leading global supplier of pressure cylinders and accessories for applications such as fuel storage, water systems, outdoor living, tools and celebrations. The Company’s brands, primarily sold in retail stores, include Coleman®, Bernzomatic®, Balloon Time®, Mag Torch® and Well-X-Trol®. Worthington’s WAVE joint venture with Armstrong is the North American leader in innovative ceiling solutions.

Headquartered in Columbus, Ohio, Worthington operates 52 facilities in 15 states and six countries, sells into over 90 countries and employs approximately 7,500 people. Founded in 1955, the Company follows a people-first philosophy with earning money for its shareholders as its first corporate goal. Relentlessly finding new ways to drive progress and practicing a shared commitment to transformation, Worthington makes better solutions possible for customers, employees, shareholders and communities.

Safe Harbor Statement

The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating the impacts from the Novel Coronavirus (COVID-19”) and the actions taken by governmental authorities and others related thereto, including our ability to continue operating facilities in connection therewith, to cut variable costs, or to eventually recall furloughed workers; future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from Transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; and other non-historical matters constitute “forward-looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, , the risks, uncertainties and impacts related to COVID-19 and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith, their potential impacts related to the ability and costs to continue to operate facilities and their potential to exacerbate other risks, the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19 and the actions taken therewith; the effect of conditions in national and worldwide financial markets and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; lower oil prices as a factor in demand for products; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction, oil and gas, and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from Transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, interruption in utility services, civil unrest, international conflicts, terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability, foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws especially in light of the COVID-19 pandemic, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

Contacts:
SONYA L. HIGGINBOTHAM
VP, CORPORATE COMMUNICATIONS AND BRAND MANAGEMENT
614.438.7391 | sonya.higginbotham@worthingtonindustries.com

MARCUS A. ROGIER
TREASURER AND INVESTOR RELATIONS OFFICER
614.840.4663 | marcus.rogier@worthingtonindustries.com

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085
WorthingtonIndustries.com

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share amounts)

	Three Months Ended August 31,
	2020	2019
Net sales	$702,909	$855,859
Cost of goods sold	589,551	738,568
Gross margin	113,358	117,291
Selling, general and administrative expense	82,196	90,823
Impairment of long-lived assets	9,924	40,601
Restructuring and other expense, net	1,848	455
Incremental expenses related to Nikola gains	49,511	-
Operating loss	(30,121)	(14,588)
Other income (expense):
Miscellaneous income, net	452	695
Interest expense	(7,590)	(9,480)
Equity in net income of unconsolidated affiliates	23,634	24,767
Gains on investment in Nikola	796,141	-
Loss on extinguishment of debt	-	(4,034)
Earnings (loss) before income taxes	782,516	(2,640)
Income tax expense (benefit)	163,778	(185)
Net earnings (loss)	618,738	(2,455)
Net earnings attributable to noncontrolling interests	2,063	2,321
Net earnings (loss) attributable to controlling interest	$616,675	$(4,776)

Basic
Average common shares outstanding	54,070	55,241
Earnings (loss) per share attributable to controlling interest	$11.41	$(0.09)

Diluted
Average common shares outstanding	54,942	55,241
Earnings (loss) per share attributable to controlling interest	$11.22	$(0.09)

Common shares outstanding at end of period	53,362	54,871

Cash dividends declared per share	$0.25	$0.24

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	August 31,	May 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$650,068	$147,198
Receivables, less allowances of $1,646 and $1,521 at August 31, 2020
and May 31, 2020, respectively	423,138	341,038
Inventories:
Raw materials	163,762	234,629
Work in process	82,154	76,497
Finished products	73,562	93,975
Total inventories	319,478	405,101
Income taxes receivable	2,287	8,376
Assets held for sale	12,857	12,928
Investment in Nikola	287,630	-
Prepaid expenses and other current assets	70,999	68,538
Total current assets	1,766,457	983,179
Investments in unconsolidated affiliates	208,395	203,329
Operating lease assets	29,251	31,557
Goodwill	326,798	321,434
Other intangible assets, net of accumulated amortization of $94,877 and
$92,774 at August 31, 2020 and May 31, 2020, respectively	179,665	184,416
Other assets	34,541	34,956
Property, plant and equipment:
Land	24,572	24,197
Buildings and improvements	300,265	302,796
Machinery and equipment	1,079,899	1,055,139
Construction in progress	54,991	52,231
Total property, plant and equipment	1,459,727	1,434,363
Less: accumulated depreciation	873,781	861,719
Total property, plant and equipment, net	585,946	572,644
Total assets	$3,131,053	$2,331,515

Liabilities and equity
Current liabilities:
Accounts payable	$294,172	$247,017
Accrued compensation, contributions to employee benefit plans and
related taxes	88,145	64,650
Dividends payable	14,808	14,648
Other accrued items	50,036	49,974
Current operating lease liabilities	10,251	10,851
Income taxes payable	84,612	949
Current maturities of long-term debt	160	149
Total current liabilities	542,184	388,238
Other liabilities	82,814	75,786
Distributions in excess of investment in unconsolidated affiliate	101,865	103,837
Long-term debt	707,331	699,516
Noncurrent operating lease liabilities	23,880	25,763
Deferred income taxes, net	143,079	71,942
Total liabilities	1,601,153	1,365,082
Shareholders' equity - controlling interest	1,382,785	820,821
Noncontrolling interests	147,115	145,612
Total equity	1,529,900	966,433
Total liabilities and equity	$3,131,053	$2,331,515

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended August 31,
	2020	2019
Operating activities:
Net earnings (loss)	$618,738	$(2,455)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	22,211	24,177
Impairment of long-lived assets	9,924	40,601
Provision for (benefit from) deferred income taxes	71,031	(3,498)
Bad debt expense	94	168
Equity in net income of unconsolidated affiliates, net of distributions	(6,757)	5,082
Net loss on sale of assets	402	618
Stock-based compensation	4,856	3,995
Gains on investment in Nikola	(796,141)	-
Charitable contribution of Nikola shares	20,653	-
Loss on extinguishment of debt	-	4,034
Changes in assets and liabilities:
Receivables	(82,194)	14,981
Inventories	85,622	44,282
Accounts payable	47,154	(37,234)
Accrued compensation and employee benefits	23,852	(23,215)
Income taxes payable	83,664	10,556
Other operating items, net	14,279	(7,167)
Net cash provided by operating activities	117,388	64,369

Investing activities:
Investment in property, plant and equipment	(32,871)	(22,174)
Proceeds from sale of Nikola shares	487,859	-
Proceeds from sale of assets	-	9,176
Net cash provided (used) by investing activities	454,988	(12,998)

Financing activities:
Proceeds from long-term debt, net of issuance costs	-	101,598
Principal payments on long-term obligations and debt redemption costs	(97)	(153,977)
Payments for issuance of common shares, net of tax withholdings	(1,150)	(3,213)
Payments to noncontrolling interests	(560)	-
Repurchase of common shares	(54,320)	(29,599)
Dividends paid	(13,379)	(12,960)
Net cash used by financing activities	(69,506)	(98,151)

Increase (decrease) in cash and cash equivalents	502,870	(46,780)
Cash and cash equivalents at beginning of period	147,198	92,363
Cash and cash equivalents at end of period	$650,068	$45,583

WORTHINGTON INDUSTRIES, INC.
SUPPLEMENTAL DATA
(In thousands, except volume)

This supplemental information is provided to assist in the analysis of the results of operations.

	Three Months Ended August 31,
	2020	2019
Volume:
Steel Processing (tons)	928,444	891,387
Pressure Cylinders (units)	21,743,065	20,183,688

Net sales:
Steel Processing	$431,020	$523,375
Pressure Cylinders	270,904	304,396
Other	985	28,088
Total net sales	$702,909	$855,859

Material cost:
Steel Processing	$305,587	$396,442
Pressure Cylinders	115,717	126,870

Selling, general and administrative expense:
Steel Processing	$35,598	$35,516
Pressure Cylinders	43,457	46,466
Other	3,141	8,841
Total selling, general and administrative expense	$82,196	$90,823

Operating income (loss):
Steel Processing	$13,617	$6,168
Pressure Cylinders	8,642	29,623
Other	(759)	(45,133)
Segment operating income (loss)	21,500	(9,342)
Unallocated corporate and other	(2,110)	(5,246)
Incremental expenses related to Nikola gains	(49,511)	-
Total operating loss	$(30,121)	$(14,588)

Equity income (loss) by unconsolidated affiliate:
WAVE	$17,656	$23,917
ClarkDietrich	4,896	4,090
Serviacero Worthington	1,309	754
ArtiFlex	(108)	206
Other	(119)	(4,200)
Total equity income	$23,634	$24,767

WORTHINGTON INDUSTRIES, INC.
SUPPLEMENTAL DATA
(In thousands, except volume)

The following provides detail of Pressure Cylinders volume and net sales by principal class of products.

	Three Months Ended August 31,
	2020	2019
Volume (units):
Consumer products	17,857,141	16,898,390
Industrial products	3,885,805	3,284,455
Oil & gas equipment	119	843
Total Pressure Cylinders	21,743,065	20,183,688

Net sales:
Consumer products	$132,782	$119,480
Industrial products	128,225	152,618
Oil & gas equipment	9,897	32,298
Total Pressure Cylinders	$270,904	$304,396

The following provides detail of impairment of long-lived assets and restructuring and other expense, net included in operating income by segment.

	Three Months Ended August 31,
	2020	2019
Impairment of long-lived assets:
Steel Processing	$-	$-
Pressure Cylinders	9,924	-
Other	-	40,601
Total impairment of long-lived assets	$9,924	$40,601

Restructuring and other expense (income), net:
Steel Processing	$1,471	$(26)
Pressure Cylinders	314	-
Other	63	481
Total restructuring and other expense, net	$1,848	$455